UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACTS OF 1934

Date of Report (Date of earliest event reported): May 1, 2008

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2008, Heidrick & Struggles International, Inc. (the “Company”)and Richard Caldera entered into an employment agreement effective as of May 1, 2008 (the “Agreement”), pursuant to which Mr. Caldera agreed to serve as the Company’s Executive Vice President and Chief Human Resources Officer.

Under the terms of the Agreement:

Mr. Caldera will receive an annual base salary of $325,000.

Mr. Caldera will be eligible to receive an annual bonus with a target bonus opportunity of 100% of his base salary.

Mr. Caldera will receive a cash sign-on bonus of $50,000 payable within thirty (30) business days of his employment start date or the next applicable payroll date that occurs thereafter.

On May 30, 2008, Mr. Caldera will be granted 3,500 restricted stock units with respect to shares of common stock of the Company, which restricted stock units will vest at a rate of one third on the first three anniversaries of the grant date, and, upon vest, will convert into shares of common stock on a one-for-one basis.

On May 30, 2008, Mr. Caldera will be granted an award of stock options to purchase 7,000 shares of common stock of the Company, which options will vest at a rate of one third on the first three anniversaries of the grant date, and will have a ten (10) year term with an exercise price equal to the closing price of a Company common share on May 30, 2008.

Mr. Caldera will participate in the Company’s other benefit programs at the same level as such benefits are generally provided by the Company from time to time to other senior executives of the Company.

If the Company terminates Mr. Caldera’s employment without Cause (as defined in the Agreement), the Company will provide Mr. Caldera with certain additional payments and benefits as set forth in the Agreement.

Mr. Caldera is prohibited from competing with the Company and soliciting the Company’s customers during his employment and, under defined circumstances, for 12 months after termination.

Mr. Caldera is prohibited from soliciting any of the Company’s employees, under defined circumstances, for a period of 12 months following termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1, and incorporated by reference herein.

Mr. Caldera was Senior Vice President, Human Resources, Mergers & Acquisitions for the Healthcare Sector at Royal Philips Electronics N.V.(“Philips”), which he joined in 2004. Before joining Philips, Mr. Caldera was Senior Vice President, Human Resources at Skanska AB from 2002 to 2004, and Vice President and Senior Human Resources Officer, Global Operations, at CNA Financial Corporation from 1998 to 2002. Prior to that, Mr. Caldera held HR positions of increasing responsibility at Amoco Corporation, which he joined in 1980.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 5, 2008, Heidrick & Struggles International, Inc. issued a press release announcing that Richard Caldera has been named Executive Vice President and Chief Human Resources Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

c)	Exhibits:

Exhibit Number	Description
10.1	Employment Agreement dated April 18, 2008 between Richard Caldera and the Company

99.1	Press Release issued by Heidrick & Struggles International, Inc. on May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ K. Steven Blake
Name:	K. Steven Blake
Title:	Executive Vice President, General Counsel and Secretary